UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On January 14, 2013, the Board of Directors of the Company approved the termination of Comiskey & Company, P.C. (“Comiskey”) as the Company’s independent registered public accounting firm.  Comiskey has provided auditing services to the Company since 2007 and is unable to rotate partners as required by the Sarbanes-Oxley Act of 2002. This in turn, creates the necessity for the Company to change auditors at this time.

The Company’s financial statements as of August 31, 2012 and 2011 and for the fiscal years then ended were audited by Comiskey.  Comiskey’s report on our financial statements as of November 26, 2012, did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the year ended August 31, 2012, and through the date of discontinuance of Comiskey’s engagement as the Company’s independent registered public accounting firm, there were no disagreements with Comiskey on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Comiskey, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

The Company has provided Comiskey with a copy of this Item 4.01 of its Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Comiskey’s letter to the SEC, dated January 14, 2013.

During the period the Company engaged Comiskey, neither the Company nor anyone on the Company's behalf consulted with Comiskey regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

On December 6, 2012, the Company’s Board of Directors appointed Friedman LLP (“Friedman”) as our new independent registered public accounting firm.  Friedman is located at 1700 Broadway, New York, NY 10019.

The Company has authorized Comiskey to respond fully to all inquiries of Friedman.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 14, 2013, the Board of Directors (the “Board”) of Location Based Technologies, Inc. (the “Registrant”) a Nevada corporation, concluded that previously issued audited financial statements of the Registrant for its fiscal year ended August 31, 2012, which were included in the Registrant’s Annual Report on Form 10-K which was filed on November 29, 2011, should no longer be relied upon.

The net effect of the restatement will have a positive impact on our income statement and balance sheet.

The conclusion of the Board that the financial statements for the above-described period should not be relied upon was based on statements made by the Registrant’s chief financial officer, who reported to the Board that Amendment No. 1 to the Registrant’s Annual Report on Form 10-K is being filed to restate revenue and cost of revenue for PocketFinder devices sold to our main distributor due to an accounting error and change in accounting policy.  Revenues are recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition.  We have reevaluated the factors that we used to determine revenue recognition for devices sold to our distributor and concluded that it is appropriate to restate revenue and cost of revenue for year ended August 31, 2012.  Other related accounts affected include allowance for sales returns, deferred revenue, inventory purchase commitment, device revenue and cost of revenue.  We are also amending Footnote 1 “Nature of Operations and Summary of Significant Accounting Policies” and Item 2 “Management's Discussion and Analysis of Financial Condition and Results of Operations” to reflect changes to the financial statements as a result of the restatement.

No other changes have been made to the Original Form 10-K, and this Form 10-K/A does not reflect any subsequent events occurring after the filing date of the Original Form 10-K or modify or update any other disclosures made in the Original Form 10-K. In addition, currently dated certifications from our Chief Executive Officer and Chief Financial Officer, as required by Sections 302 and 906 of Sarbanes-Oxley Act of 2002, are attached to this First Amendments as Exhibits 31.1, 31.2, 32.1 and 32.2.

The Registrant’s chief financial officer discussed the foregoing matters with Comiskey on January 14, 2013.

Item 9.01    Financial Statements and Exhibits

 (d)     Exhibits

Exhibit Number	Description
16.1	Letter, dated January 14, 2013 from Comiskey & Company, P.C.to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: January 15, 2013	By:	/s/ David Morse
David Morse
Chief Executive Officer